Exhibit 10.3

WHEN RECORDED MAIL TO:

StanCorp Mortgage Investors, LLC

920 SW SIXTH AVENUE

PORTLAND, OREGON 97204

Attn:

Susan M.  Deters, PSB11E

SIC Loan No.  A5020203

ASSIGNMENT OF LESSOR’S INTEREST IN LEASES

THIS ASSIGNMENT made this April 15, 2005, is between BTAC Properties, Inc., a Minnesota corporation (“Assignor”), whose address is 13828 Lincoln Street NE, Ham Lake, MN 55304, and Standard Insurance Company, an Oregon corporation, (“Assignee”), whose address is 19225 NW Tanasbourne Drive, Hillsboro, Oregon 97124.  Notwithstanding anything to the contrary herein, the maximum principal indebtedness secured by this Assignment of Lessor’s Interest in Leases is $1,060,000.00.

Future Advances: (a) To the extent that the Mortgage secures future advances, the amount of such advances is not currently known.  The acceptance of the Mortgage by the Mortgagee confirms that the Mortgagee is aware of the provisions of Minnesota Statutes § 287.05, subd. 5, and intends to comply with the requirements contained therein; (b) The maximum principal amount of indebtedness secured by the Mortgage at any one time, excluding advances made by the Mortgagee in protection of the Property or the lien of the Mortgage shall be $1,060,000.00; and (c) The representations contained in this section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of the Mortgage.  The Mortgagor acknowledges that such representations do not constitute or imply an agreement by the Mortgagee to make any future advances to the Mortgagor.

Assignor, for good and valuable consideration, receipt of which is acknowledged, grants, transfers and assigns to Assignee all of Assignor’s right, title and interest in and to any existing and all future recorded and/or unrecorded leases entered into on all or any part of the subject property referenced below during the term of the loan referenced below, together with (a) all rents, income, contract rights, issues, security deposits and profits arising from the leases and renewals thereof; (b) all rents, income, contract rights, issues, security deposits and profits for the use and occupation of the premises described in the leases or in the deed of trust (which term shall be construed to include a mortgage, as the case may be) described below and from all leases upon the real property described below, or any part thereof, which are now executed or which may hereafter during the term of this Assignment be executed; and (c) the guaranties of tenants’ performance under the leases, if any.  The leases described above, any extensions or renewals thereof and any lease subsequently executed during the terms of this Assignment covering the real property described below are hereinafter collectively referred to as the “Lease”.

This Assignment shall constitute a perfected, absolute and present assignment; provided, however, that Assignor shall have the right to collect, but not prior to accrual, all rents under the Lease unless or until an event of default occurs hereunder, under the Note or under any of the Security Instruments (as hereafter defined), as more specifically provided in Paragraphs 3 and 4 below.

This Assignment is made for the purpose of securing, in such order of priority as Assignee may elect:

(a)

Payment of the indebtedness evidenced by a certain Mortgage Note (the “Note”), including any extensions or renewals thereof, in the original principal sum of One Million Sixty Thousand and No/100ths Dollars ($1,060,000.00) made by the Assignor first referenced above to Assignee above referenced, dated April 15, 2005, and secured by a Mortgage (the “Mortgage”) on real property situated in the City of [Moorehead, Detroit Lakes, Elk River, Waite Park], County of [Clay, Becker, Sherburne, Stearns], State of Minnesota, described as follows (the “Real Property”):

See Exhibit “A” attached hereto and by this reference made a part hereof for legal description.

The Note may also be secured by a security agreement or agreements covering personal property located on or related to the Real Property and by other security instruments.  The Mortgage, Security Agreement(s) and other security instruments are hereinafter collectively referred to as the “Security Instruments”;

(b)

Payment of all other sums with interest thereon becoming due and payable to Assignee under the provisions of this Assignment or of the Note or the Security Instruments; and

(c)

Performance and discharge of each and every condition, obligation, covenant, promise and agreement of Assignor contained herein or in the Note or the Security Instruments.

Assignor agrees as follows:

2.

Assignor’s Warranties.  Assignor warrants that: (a) Assignor has good title to the Lease hereby assigned and good right to assign the same, and no other person, firm or corporation has any right, title or interest therein; (b) Assignor has duly and punctually performed all the terms, covenants, conditions and warranties of the Lease on Assignor’s part to be kept, observed and performed; (c) Assignor has not previously sold, assigned, transferred, mortgaged or pledged the rents from the Real Property, whether now due or hereafter to become due; (d) the Lease is valid and enforceable and has not been altered, modified or amended in any manner whatsoever save as herein set forth; (e) the lessee named therein is not in default under any of the terms, covenants, or conditions thereof; and (f) no rent reserved in the Lease has been assigned or anticipated and no rent for any period subsequent to the date of this Assignment has been collected in advance of the time when the same became due under the terms of the Lease.

3.

Assignor’s Covenants of Performance.  Assignor covenants with Assignee: (a) to observe and perform all the obligations imposed upon the lessor under the Lease and not to do or permit to be done anything to impair the Lease, this Assignment, or Assignor’s obligations hereunder; (b) not to collect any of the rent, income and profit arising or accruing under the Lease or from the Real Property in advance of the time when the same shall become due; (c) not to execute any other assignment of lessor’s interest in the Lease or assignment of rents arising or accruing from the Lease or from the Real Property; (d) not to alter, modify or change the terms of the Lease or cancel or terminate the same or accept a surrender thereof without the prior written consent of Assignee; (e) at Assignee’s request, to assign and transfer to Assignee any and all subsequent leases upon all or any part of the Real Property and to execute and deliver at the request of Assignee all such further assurances and assignments as Assignee shall from time to time require; (f) to enforce or secure in the name of Assignee (upon notice to Assignee) the performance of each and every obligation, term, covenant, promise, condition and agreement in the Lease by any tenant to be performed, and to notify Assignee of the occurrence of any default under the Lease; (g) to appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with the Lease or the obligations, duties or liabilities of Assignor, and, upon request by Assignee, to do so in the name and on behalf of Assignee, but in all cases at the expense of Assignor; (h) to pay all costs and expenses of Assignee, including attorney’s fees in a reasonable sum, in any action or proceeding in which Assignee may appear in connection herewith or in any appeal therefrom; (i) not to enter into any lease for a term in excess of three (3) years for fifteen percent (15%) or more of the net rentable area of the Real Property without the prior written consent of Assignee; (j) neither to create nor permit any lien, charge or encumbrance upon its interest as lessor of the Lease except the lien of the Security Instruments or as permitted in the Security Instruments; and (k) not to materially modify or alter, or suffer or permit the material modification or alteration of any lease.

4.

License to Collect Rents.  So long as there shall exist no default by Assignor in the payment of the principal sum, interest and other indebtedness secured hereby and by the Security Instruments or in the performance of any obligation, covenant or agreement herein or contained in the Note and Security Instruments or in the Lease on the part of Assignor to be performed, Assignor shall have the right under a license granted hereby (but limited as provided in the following paragraph) to collect, but not prior to accrual, all of the rents arising from or out of the Lease, or any renewals, extensions and replacements thereof, or from or out of the Real Property or any part thereof; and Assignor shall receive such rents and shall hold them, as well as the right and license to receive them, as a trust fund to be applied: (a) to payment of all fees of any receiver appointed hereunder; (b) to application of tenant’s security deposits as required by Minn.  Stat.  Section 504B. 178; (c) to payment when due of prior or current real estate taxes or special assessments with respect to the Real Property or, if this Assignment or the Security Instruments so require, to the periodic escrow for payment of the taxes or special assessments then due; (d) to payment when due of premiums for insurance of the type required by the Security Instruments, or, if this Assignment or the Security Instruments so require, to the periodic escrow for the payment of premiums then due; and (e) to payment of all expenses for normal maintenance of the “Property” (as defined in the Security Instruments).  Any remaining Rents shall be applied in the manner set forth in this Assignment or the Security Instruments.

5.

Performance and Termination of License.  Upon the conveyance by Assignor and its successors and assigns of the fee title of the Real Property, all right, title, interest and powers granted under the license aforesaid shall automatically pass to and may be exercised by each such subsequent owner; and upon or at any time after default in the payment of any indebtedness secured hereby or in the observance or performance of any obligation, term, covenant, condition or warranty herein, in the Note and Mortgage or in the Lease, Assignee, at its option and without notice, shall have the complete right, power and authority hereunder to exercise and enforce any or all of the following rights and remedies at any time:

(a)

to terminate the license granted to Assignor to collect the rents without taking possession of the Real Property, and to demand, collect, receive, sue for, attach and levy against the rents in Assignee’s own name; to give proper receipts, releases and acquittances therefor; and after deducting all necessary and proper costs and expenses of operation and collection as determined by Assignee, including attorney’s fees, to apply the net proceeds thereof, together with any funds of Assignor deposited with Assignee, upon any indebtedness secured hereby and in such order as Assignee may determine;

(b)

to declare all sums secured hereby immediately due and payable and, at its option, exercise all or any of the rights and remedies contained in the Note and Mortgage;

(c)

without regard to the adequacy of the security or the solvency of Assignor, with or without any action or proceeding through any person or by agent, or by the mortgagee under any Mortgage secured hereby, or by a receiver to be appointed by a court, and without regard to Assignor’s possession, to enter upon, take possession of, manage and operate the Real Property or any part thereof, make, modify, enforce, cancel, or accept surrender of any lease now or hereafter in effect on the Real Property or any part thereof; remove and evict any lessee or tenant; increase or decrease rents; decorate, clean and repair; and otherwise do any act or incur any reasonable costs or expenses as Assignee shall deem proper to protect the security hereof, as fully and to the same extent as Assignor could do if in possession; and in such event, to apply the rents so collected in the manner provided in Section 3 of this Assignment to the operation and management of the Real Property, including the payment of reasonable management, brokerage and attorneys fees, payment of the indebtedness under the Note and Mortgage, and payment to a reserve fund for replacements, which fund shall not bear interest;

(d)

require Assignor to transfer all security deposits to Assignee, together with all records evidencing such deposits; and

(e)

without regard to waste, adequacy of the security, or solvency of Assignor, or the existence of an event of default under the Note or under any of the Security Instruments, if Assignee believes that the Real Property, or its rents and profits, are in danger of loss or material impairment, Assignee may apply for, and Assignor hereby consents to, the appointment of a receiver of the Real Property, whether or not foreclosure proceedings have been commenced, and if such proceedings have been commenced, whether or not a foreclosure sale has occurred.

6.

Default Not Cured By Collection.  The collection of rents and application as aforesaid and/or the entry upon and taking possession of the Real Property shall not cure or waive any default; or waive, modify or affect any notice of default required under the Note and Mortgage; or invalidate any act done pursuant to such notice.  The enforcement of any right or remedy by Assignee, once exercised, shall continue until Assignee shall have collected and applied such rents as may have cured (for the time) the original default.  Although the original default be cured and the exercise of any such right or remedy be discontinued, the same or any other right or remedy hereunder shall not be exhausted and may be reasserted at any time and from time to time following any subsequent default.  The rights and powers conferred on Assignee hereunder are cumulative and not in lieu of any other rights and powers otherwise granted Assignee.

7.

Effect of Assignment.  This Assignment constitutes an assignment of leases and rents within the meaning of Minnesota Statutes Sections 559.17 and 576.01, and is intended to comply fully with the provisions thereof, and to afford Assignee, to the fullest extent allowed by law, the rights and remedies of a mortgage lender or secured lender under those statutes.  In the event that Assignee elects to exercise its remedies under said statutes, or any of said remedies, the terms and provisions of said statutes, as amended, governing the exercise of said remedies shall govern, control and take precedence over any contrary terms contained in this Assignment.  The acceptance by Assignee of this Assignment, with all of the rights, powers, privileges and authority so created, shall not, prior to entry upon and taking possession of the Real Property by Assignee, be deemed or construed to constitute Assignee a “Mortgagee in Possession”.

Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to let the Real Property after default or from any act or omission of Assignee in managing the Real Property after default unless such loss is caused by the willful misconduct and bad faith of Assignee.  Assignee shall not be obligated to perform or discharge, nor does Assignee undertake to perform or discharge, any obligation, duty, or liability under the Lease or under or by reason of this Assignment, or to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by any lessee and not assigned and delivered to Assignee.  This Assignment shall not operate to place responsibility for the control, care, management or repair of the Real Property upon Assignee, nor for the carrying out of any of the terms and conditions of the Lease; nor shall it operate to make Assignee responsible or liable for any waste committed on the Real Property by the tenants or any parties or for any dangerous or defective condition of the Real Property, or for any negligence in the management, upkeep, repair or control of the Real Property, resulting in loss or injury or death to any tenant, licensee, employee or stranger.

8.

Indemnification.  Assignor hereby agrees to defend, indemnify and hold Assignee harmless from any and all liability, loss, damage and expense which Assignee may incur under or by reason or in defense of any and all claims and demands whatsoever that may be asserted against Assignee by third parties arising out of the Lease, including, but not limited to, any claims by any tenants of credit for rental for any period under any lease more than one (1) month in advance of the due date thereof paid to and received by Assignor, but not delivered to Assignee.  Should Assignee incur any such liability, loss, damage or expense, the amount thereof (including attorneys fees, whether incurred at trial, on appeal or otherwise) with interest thereon at the Default Rate (as defined in the Note) shall be payable by Assignor to Assignee immediately without demand, and shall be secured hereby and by the Mortgage.

9.

Termination of Assignment, Payment of Rent.  Upon payment in full of the principal sum, interest and indebtedness secured hereby and by the Security Instruments, this Assignment shall become and be void and of no effect, but the affidavit, certificate, letter or statement of any officer, agent or attorney of Assignee showing any part of said principal, interest or indebtedness to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any person may, and is hereby authorized to, rely thereon.  Assignor hereby authorizes and directs the lessee named in the Lease or any other or future lessee or occupant of the premises described therein or in the Mortgage, upon receipt from Assignee of written notice to the effect that Assignee is then the holder of the Note and Security Instruments and that a default exists thereunder or under this Assignment, to pay over to Assignee all rents, income, contract rights, issues, security deposits and profits arising or accruing under the Lease or from the premises described therein or in the Mortgage and to continue to do so until otherwise notified by Assignee.

10.

Assignee’s Right to Deal With Security.  Assignee may take or release other security for the payment of the principal sum, interest and other indebtedness secured hereby and by the Security Instruments, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the satisfaction of such principal sum, interest or indebtedness without prejudice to any of its rights under this Assignment.

11.

Cross Default.  Breach of any term, covenant, or condition herein contained by Assignor shall likewise constitute a default under the Note and each of the Security Instruments, and a default under any of said documents shall constitute a default hereunder.

12.

No Waiver.  Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the powers and rights granted it hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the Note and Security Instruments; this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms of the Note and Security Instruments.  The right of Assignee to collect the principal sum, interest, and other indebtedness secured hereby and by the Security Instruments and to enforce any other security therefor held by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

13.

Conflict With Mortgage.  In the case of any conflict between the terms of this instrument and the terms of the Mortgage, the terms of this Assignment shall prevail.

14.

Notices.  All notices required or permitted under this Agreement shall be in writing and may be telecopied, cabled, delivered by hand, or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to Assignor:

If to Assignee:

Standard Insurance Company

BTAC Properties, Inc.

Mortgage Loan Servicing

13828 Lincoln Street NE

19225 NW Tanasbourne Drive, T3A

Ham Lake, MN 55304

Hillsboro, Oregon 97124

Changes in the respective addresses to which such notices shall be directed may be made from time to time by either party by notice to the other party given at least ten (10) days before such change of address is to become effective.  Notices given by mail in accordance with this provision shall be deemed to have been given three (3) days after the date of dispatch; notices given by any other means shall be deemed to have been given when received.

15.

Severability.  If any provision of this Assignment or the application thereof to any entity, person or circumstance shall be held to be invalid, illegal or unenforceable in any respect, the remainder of this Assignment and the application of such provision to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

16.

Construction.  Whenever used herein and whenever the context so requires, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.  All obligations of each Assignor hereunder shall be joint and several.

17.

Governing Law.  The law of the state in which the Real Property is located shall govern the validity, interpretation, construction and performance of this Assignment.

18.

Entire Agreement.  This Assignment constitutes the entire and complete agreement concerning the assignment of rents and leases between the parties hereto.  No variations, modifications or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

19.

Assignment Binds Successors.  This Assignment, together with the covenants and warranties herein contained, shall inure to the benefit of Assignee and any subsequent holder of the Note and Mortgage and shall be binding upon Assignor, Assignor’s heirs, executors, administrators, personal representatives, successors and assigns, all tenants and their subtenants and assigns, and any subsequent owner of premises described in the Mortgage.

Assignment of Lessor’s Interest in Leases (MN 8/04)

SIGNATURE OF ASSIGNOR

BTAC Properties, Inc.,

a Minnesota corporation

By: /s/  Gary Copperud

       Gary Copperud, President

By: /s/  Kenneth W. Brimmer

       Kenneth W. Brimmer, Chief Executive Officer

This document was drafted by:

Linda Willms

StanCorp Mortgage Investors, LLC

19225 NW Tanasbourne Drive

Hillsboro, OR 97124

Assignment of Lessor’s Interest in Leases (MN 8/04)

EXHIBIT “A”
ASSIGNMENT OF LESSOR’S INTEREST IN LEASES
DATED: April 15, 2005
LOAN NO.  A5020203

Parcel 1 (Moorhead):

The South Half (S 1/2) of all of the following described tract: Lots One (1) to Six (6), both inclusive, Block Fifty-five (55) Elder’s First Addition and Lots One (1) to Six (6), both inclusive, Block Five (5), Schreiber’s’ Addition to the City of Moorhead, Clay County, Minnesota, and the vacated street and avenue situated between said Block Five (5) of Schreiber’s Addition and said Block Fifty-five (55), Elder’s First Addition running in an East and West direction between said blocks.

Parcel 2 (Detroit Lakes):

Lots numbered Thirteen (13), Fourteen (14), Seventeen (17) and Eighteen (18), EXCEPTING from said Lots 17 and 18 a triangular tract of land at the North end of Lots 17 and 18 lying between Northern Pacific Railroad Co. spur and Rud Street, and excepting tract conveyed to the City of Detroit Lakes, by deed May 27, 1924, and recorded in book 87 of Deeds, page 59, AND Lots numbered Nineteen (19) and Twenty (20) EXCEPTING that part of said Lot 19 heretofore sold to the City of Detroit Lakes by deed dated may 17, 1924, filed December 19, 1924 and recorded in Book 87 of Deeds, page 58, all being in BLOCK No. 2, OLE S. GULLINGS’ ADDITION TO DETROIT (NOW DETROIT LAKES), MINNESOTA, according to the certified plat on file and of record in the County Recorder’s office Becker County, Minnesota.

Parcel 3 (Elk River):

The South 276.15 feet of the West 150.68 feet, as measured along the West and South lines respectively, of the Northeast Quarter of the Southeast Quarter (NE ¼ SE ¼); Together with the South 276.15 feet of the East 10.00 feet, as measured along the East and South lines, respectively, of the Northwest Quarter of said Southeast Quarter (NW ¼ SE ¼); All being within parts of Section Thirty-Four (34), Township Thirty-three (33), Range Twenty-six (26), Sherburne County, Minnesota.  Subject to that part taken for Main Street along the South line thereof.

Parcel 4 (Waite Park):

Lot One (1), Block Eight (8), less the Northerly part taken for highway purposes, in Whitney Garden Lots Addition to the City of Waite Park, according to the plat and survey thereof on file and of record in the office of the County Recorder in and for Stearns County, Minnesota.

Assignment of Lessor’s Interest in Leases (MN 8/04)